QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Tracy K. Lorenz Director of Investor Relations 847-585-3899 www.careered.com

CAREER EDUCATION CORPORATION FILES SUIT
AGAINST FORMER OWNERS OF
WESTERN SCHOOL OF HEALTH AND BUSINESS CAREERS

        Hoffman Estates, Ill. (March 12, 2004)—Career Education Corporation (Nasdaq:CECO) today announced it has filed suit against the former owners of Western School of Health and Business Careers, Pittsburgh, Penn.

        The suit alleges the former owners made material misrepresentations of fact and breached certain representations and warranties regarding the accreditation of several programs of study being offered by the school. CEC seeks to recover damages resulting from the former owners' misrepresentations.

        The alleged misrepresentations came to light during a routine change of ownership review undertaken by the Accrediting Commission of Career Schools and Colleges of Technology (ACCSCT) subsequent to CEC's acquisition of Western in August 2003. ACCSCT notified CEC on March 4, 2004, of discrepancies in accreditation documents related to several educational programs.

        Working in cooperation with school management, CEC immediately launched an internal investigation and discovered that certain documents provided to it prior to the acquisition date, purporting to show specific programs were included in Western's accreditation, were fraudulent. On March 8, 2004, CEC identified the person directly involved in the activity and immediately terminated his employment. CEC has informed ACCSCT that the documents were created prior to CEC's acquisition of Western.

        Management from CEC and Western are working in close cooperation with ACCSCT and Department of Education officials to resolve any discrepancies in a manner that will best serve the interests of Western students.

        While the ACCSCT review is underway, Western has suspended marketing, new enrollments and disbursement of Title IV federal financial aid funds for the programs being reviewed.

        Western had a population of approximately 650 students at January 31, 2004. CEC does not expect the ACCSCT inquiry or the results of the inquiry to have a material impact on the company's financial performance.

        Career Education Corporation (www.careered.com) is the world's largest on-campus provider of private, for-profit postsecondary education and has a rapidly-growing presence in online education. CEC's Colleges, Schools and Universities Group operates 78 campuses in the U.S., Canada, France, the United Kingdom and the United Arab Emirates and offers doctoral degree, master's degree, bachelor's degree, associate degree and diploma programs in the career-oriented disciplines of visual communication and design technologies, information technology, business studies, culinary arts and health education. The Online Education Group operates American InterContinental University Online and Colorado Technical University Online and offers a variety of degrees in information technology, business, visual communication and education. CEC's total student population on January 31, 2004 was approximately 83,200 students.

###

        Except for the historical and present factual information contained herein, the matters set forth in this release, including statements under "Business Outlook" and statements identified by words such as "anticipates," "expects," "projects," "plans," "will," and similar expressions, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on information currently available to us and involve risks and uncertainties that could cause our actual growth, results, performance and business prospects and opportunities to differ materially from those expressed in, or implied by these statements. These risks and uncertainties include, but are not limited to, costs and difficulties related to the integration of acquired businesses, risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs, costs, risks and effects of legal and administrative proceedings and governmental regulations, future financial and operational results, competition, general economic conditions, ability to manage and continue growth, and other risk factors relating to our industry and business as detailed in our Annual Report on Form 10-K for the year ended December 31, 2003, and from time to time in our reports filed with the SEC. We disclaim any responsibility to update these forward-looking statements.

QuickLinks

CAREER EDUCATION CORPORATION FILES SUIT AGAINST FORMER OWNERS OF WESTERN SCHOOL OF HEALTH AND BUSINESS CAREERS